As filed with the Securities and
Exchange Commission on May 10, 1996                 Registration No. 33-_______


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               __________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              ___________________

                            DATASTREAM SYSTEMS, INC.
               (Exact name of issuer as specified in its charter)

           Delaware                                       57-0813674
 (State or other jurisdiction of                       (I.R.S. Employer
  incorporation or organization)                      Identification No.)

                              50 Datastream Plaza
                        Greenville, South Carolina 29605
                    (Address of principal executive offices)
                              ___________________


                            DATASTREAM SYSTEMS, INC.
              AMENDED AND RESTATED STOCK OPTION PLAN FOR DIRECTORS

                            (Full title of the plan)
                              ___________________

                               Larry G. Blackwell
          Chairman of the Board, President and Chief Executive Officer
                            Datastream Systems, Inc.
                              50 Datastream Plaza
                        Greenville, South Carolina 29605
                                  864/442-5001
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                With a copy to:
                            J. Stephen Hufford, Esq.
                               Hunton & Williams
                         NationsBank Plaza - Suite 4100
                          600 Peachtree Street, N. E.
                          Atlanta, Georgia 30308-2216
                                  404/888-4045

             CALCULATION OF REGISTRATION FEE
============================================================================================================
                                                   Proposed maximum     Proposed maximum
Title of securities                  Amount to be   offering price         aggregate            Amount of
to be registered                      registered     per share(1)       offering price(1)  registration fee
- ------------------------------------------------------------------------------------------------------------
Common Stock, $.01                     100,000         $31.625         $3,162,500.00          $1,090.52
par value..........................     shares
============================================================================================================

   (1) Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(c) on the basis of $31.625 per share, which was the average of the high and low prices of the registrant's Common
Stock on May 9, 1996, as reported in The Wall Street Journal.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


          The documents containing the information required by Part I will be sent or given to directors as specified in Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Such information is not required to be filed with the Securities and Exchange Commission (the "Commission").


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed by Datastream Systems, Inc. (the "Company") with the Commission are incorporated herein by reference and made a part hereof:

          (i) The Company's Annual Report on Form 10-K for the year ended December 31, 1995; and

          (ii) The description of the Company's Common Stock, $.01 par value per share, contained in the Company's Registration Statement on Form 8-A (Registration No. 025590).

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the General Corporation Law of Delaware provides that a corporation may indemnify its directors and officers against civil and criminal liabilities. Directors and officers may be indemnified against expenses if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, if they had no reasonable cause to believe their conduct was unlawful.
A director or officer may be indemnified against expenses incurred in connection with a derivative suit if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. The statutory indemnification is not exclusive of any rights provided by any by-law, agreement, vote of shareholders or disinterested directors or otherwise.

          Article VII of the Company's Amended and Restated Certificate of Incorporation sets forth the extent to which the Company's directors and officers may be indemnified against liabilities and other monetary expenses which they may incur while serving in such capacities. Such indemnification will be provided to the full extent permitted and in the manner required by the General Corporation Law of Delaware. Article XII of the Company's By-laws also provides that the directors and officers of the Company will be indemnified against any losses incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company or served with another corporation, partnership, joint venture, trust or other enterprise at the request of the Company and will provide advances, for expenses incurred in defending any such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such officer or director to repay such advances, unless it is ultimately determined that he is not entitled to indemnification by the Company.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          a. The following exhibits are furnished herewith or incorporated by reference into this Registration Statement:

Exhibit No.
- -----------

4.3*   Specimen Stock Certificate.

5      Opinion of Hunton & Williams.

23.1 Consent of KPMG Peat Marwick LLP, independent certified public accountants.

23.2   Consent of Hunton & Williams (included as part of Exhibit 5).

24     Power of Attorney (included as part of signature page).

______________________________

* Incorporated by reference to exhibit of the same number to the Company's Form S-1 Registration Statement (Registration No. 33-89498).

     b. The Company hereby undertakes to submit the Amended and Restated Datastream Systems, Inc. Stock Option Plan for Directors (the "Plan") to the Internal Revenue Service (the "IRS") in a timely manner and make all changes to the Plan required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

ITEM 9.  UNDERTAKINGS.

     (a) The Company hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the
- --------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

       2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                                           ----
fide offering thereof.
- ----

       3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                               ---- ----

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 6 above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                   [Signatures appear on the following page.]

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina on this 10th day of May, 1996.

                                       DATASTREAM SYSTEMS, INC.


                                       By /s/ Larry G. Blackwell
                                          -----------------------------------
                                              Larry G. Blackwell
                                              Chairman of the Board, President
                                              and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby authorizes each of Larry G. Blackwell and Daniel H. Christie to execute in the name of each such person, and to file any amendment, including any post-effective amendment, to the registration statement making such changes in the registration statement as the registrant deems appropriate, and appoints each of Messrs. Blackwell and Christie as attorney-in-fact to sign in his behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated as of the 10th day of May, 1996.

              Signature                                   Title
              ---------                                   -----

/s/ Larry G. Blackwell                      Chairman of the Board, President and
- --------------------------------------      Chief Executive Officer (principal
    Larry G. Blackwell                      executive officer)


/s/ Daniel H. Christie                      Chief Financial Officer (principal
- --------------------------------------      financial and accounting officer)
    Daniel H. Christie



/s/ Kenneth D. Tracy                        Director
- --------------------------------------
    Kenneth D. Tracy



/s/ Richard T. Brock                        Director
- --------------------------------------
    Richard T. Brock



/s/ John M. Sterling, Jr.                   Director
- --------------------------------------
    John M. Sterling, Jr.



/s/ Ira D. Cohen                            Director
- --------------------------------------
    Ira D. Cohen

                                 EXHIBIT INDEX


                                                                              Sequentially
Exhibit No.                           Description                             Numbered Page
- -----------                           -----------                             -------------
     4.3*      Specimen Stock Certificate.                                          N/A

     5         Opinion of Hunton & Williams.                                        8

     23.1      Consent of KPMG Peat Marwick LLP, independent certified
               public accountants.                                                  9

     23.2      Consent of Hunton & Williams (included as part of Exhibit 5).        N/A

     24        Power of Attorney (included as part of signature page).              N/A

______________________________

  * Incorporated by reference to exhibit of the same number to the Company's Form S-1 Registration Statement (Registration No. 33-89498).